PricewaterhouseCoopers LLP Three Embarcadero Center San Francisco CA 94111-4004 Telephone (415) 498 5000 Facsimile (415) 498 7100

June 27, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by 8x8, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of 8x8, Inc. dated June 25, 2008. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP